Exhibit 10.1

Execution Copy

SIXTH AMENDMENT TO CREDIT AGREEMENT AND AMENDMENT TO

SECURITY AGREEMENT

This Sixth Amendment to Credit Agreement and Amendment to Security Agreement (“Amendment”) is made as of January 23, 2015, by and among NeoPhotonics Corporation (the “Borrower”), the Lenders (as defined below) and Comerica Bank, as administrative agent for the Lenders (in such capacity, the “Agent”).

RECITALS

A. Borrower entered into that certain Revolving Credit and Term Loan Agreement dated as of March 21, 2013 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), with certain financial institutions from time to time parties thereto (the “Lenders”) and Agent.

B. Borrower and Agent entered into that certain Security Agreement dated as of March 21, 2013 (as amended, restated or otherwise modified from time to time, the “Security Agreement”).

C. Borrower has requested that Agent and the Lenders make certain amendments to the Credit Agreement and the Security Agreement, and Agent and the Lenders are willing to do so, but only on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the Recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, Agent and the Lenders agree as follows:

1. Section 1.1 of the Credit Agreement is hereby amended as follows:

(a)	The following definitions are hereby added to Section 1.1:

“Liquidity” shall mean, as of the relevant date of determination, the sum of (a) Cash on deposit with the Agent, any Lender or other financial institution, in each case in compliance with the terms and conditions of Section 7.14 hereof, and (b) the aggregate amount of U.S.-billed Eligible Accounts, based on the most recent Borrowing Base Certificate provided to the Agent.

“Liquidity Ratio” shall mean the ratio of (a) Liquidity to (b) all Indebtedness owing to the Lenders.

“Sixth Amendment” shall mean that certain Sixth Amendment to Credit Agreement and Amendment to Security Agreement dated as of January 23, 2015.

“Sixth Amendment Effective Date” shall mean the date on which all of the conditions in Section 29 of the Sixth Amendment have been fully satisfied by the Borrower.

(b)	The following definitions in Section 1.1 are hereby amended and restated in their entirety as follows:

“Applicable Fee Percentage” shall mean, as of any date of determination thereof, the applicable percentage used to calculate certain of the fees due and payable hereunder, determined by reference to the Pricing Matrix attached to this Agreement as Schedule 1.1.

“Applicable Margin” shall mean, as of any date of determination thereof, the applicable interest rate margin, determined by reference to the Pricing Matrix attached to this Agreement as Schedule 1.1.

“Cash” shall mean lawful money denominated in U.S. Dollars (“$”) and Cash Equivalents.

“Covenant Compliance Report” shall mean the report to be furnished by the Borrower to the Agent pursuant to Section 7.2(a) hereof, substantially in the form attached hereto as Exhibit J and certified by a Responsible Officer of the Borrower, in which report the Borrower shall set forth the information specified therein.

“Revolving Credit Aggregate Commitment” shall mean Twenty Five Million Dollars ($25,000,000), subject to reduction or termination under Section 2.11 or 9.2 hereof.

“Revolving Credit Maturity Date” shall mean the earlier to occur of (i) November 2, 2016, and (ii) the date on which the Revolving Credit Aggregate Commitment shall terminate in accordance with the provisions of this Agreement.

(c)	The following definitions are hereby deleted in their entirety from Section 1.1: “Aggregate Value,” “Blocked Cash Collateral Account,” “Collateral Amount,” “Comerica Custodial Account,” “Comerica Securities Account,” “Condemnation Proceeds,” “Final Maturity Date,” “Funded Debt to EBITDA Ratio,” “Insurance Proceeds,” “Net Cash Proceeds,” “Notice of Exclusive Control,” “Reinvest,” “Reinvestment,” “Reinvestment Certificate” and “Reinvestment Period.”

(d)	In the definition of “Eligible Accounts,” the existing clause (l) is redesignated as clause (m) and the following is added as new clause (l):

“(l) such Account is not related to the Creditor Collateral (as defined in the Emcore Subordination Agreement); and”

2. Section 2.3 of the Credit Agreement is hereby amended as follows:

(a)	Clause (iv) of Section 2.3(a) is hereby amended and restated in its entirety as follows:

“(iv) Reserved.”

(b)	Clause (iv) of Section 2.3(f) is hereby amended and restated in its entirety as follows:

“(iv) Reserved;”

3. Section 2.5(c) of the Credit Agreement is hereby amended as follows:

(a)	Clause (i) of Section 2.5(c) is hereby amended and restated in its entirety as follows:

“(i) each such Request for Swing Line Advance shall set forth the information required on the Request for Advance, including without limitation, (A) the proposed date of such Swing Line Advance, which must be a Business Day, (B) whether such Swing Line Advance is to be a Base Rate Advance or a Quoted Rate Advance, and (C) in the case of a Quoted Rate Advance, the duration of the Interest Period applicable thereto;”

(b)	Clause (D) of Section 2.5(c)(vi) is hereby amended and restated in its entirety as follows:

“(D) Reserved;”

4. The first sentence of Section 2.6(a) is hereby deleted in its entirety and replaced with the following:

“Interest on the unpaid balance of all Base Rate Advances of the Revolving Credit and the Swing Line from time to time outstanding shall accrue from the date of such Advance to the date repaid, at a per annum interest rate equal to the Base Rate, and shall be payable in immediately available funds quarterly in arrears commencing on February 1, 2015, and on the first day of each calendar month thereafter.”

5. The first sentence of Section 2.9 is hereby deleted in its entirety and replaced with the following:

“From the Sixth Amendment Effective Date to the Revolving Credit Maturity Date, the Borrower shall pay to the Agent for distribution to the Revolving Credit Lenders pro-rata in accordance with their respective Revolving Credit Percentages, a Revolving Credit Facility Fee monthly in arrears commencing February 1, 2015, and on the first day of each calendar month thereafter (in respect of the prior month or any portion thereof).”

6. Clause (b) of Section 2.10 is hereby amended and restated in its entirety as follows:

“(b) Reserved.”

7. The second sentence of Section 3.4(b) is hereby deleted in its entirety and replaced with the following:

“The fees described in clauses (a)(i) and (ii) above (i) shall be nonrefundable under all circumstances, (ii) in the case of fees due under clause (a)(i) above, shall be payable quarterly in advance on the first day of each calendar month, and (iii) in the case of fees due under clause (a)(ii) above, shall be payable upon the issuance of such Letter of Credit and monthly in advance thereafter.”

8. Section 4.8 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“4.8 Reserved.”

9. Clause (c) of Section 5.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(c) Reserved.”

10. Section 7.2 of the Credit Agreement is hereby amended as follows:

(a)	Clause (a) of Section 7.2 is hereby amended and restated in its entirety as follows:

“(a)(i) As soon as available but in any event within thirty (30) days after and as of the last day of each calendar month, a Covenant Compliance Report with respect to the Liquidity Ratio covenant in Section 7.9(b) hereof, duly executed by a Responsible Officer of the Borrower, and (ii) concurrently with the delivery of the financial statements described in Sections 7.1(a) for each Fiscal Year end and 7.1(b) for each fiscal quarter end, a Covenant Compliance Report (or, in the case of the Borrower prepared financial statements for the last fiscal quarter of each Fiscal Year, a draft Covenant Compliance Report), together with aged listings by invoice date of Accounts and accounts payable, duly executed by a Responsible Officer of the Borrower;”

(b)	Clause (e) of Section 7.2 is hereby amended and restated in its entirety as follows:

“(e) As soon as available but in any event within thirty (30) days after and as of the last day of each calendar month, including the last month of each Fiscal Year, or more frequently as requested by the Agent, the aging of the accounts receivable and accounts payable, an inventory report and a Borrowing Base Certificate of the Borrowing Base Obligors;”

11. Clause (b) of Section 7.6 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b) from time to time, during normal business hours, upon the request of the Agent, to conduct full or partial collateral audits of the Accounts of the Borrowing Base Obligors and appraisals of all or a portion of the fixed assets (including real property) of the Loan Parties, such audits and appraisals to be completed by an appraiser as may be selected by the Agent and consented to by the Borrower (such consent not to be unreasonably withheld), with all reasonable costs and expenses of such audits to be reimbursed by the Borrower; provided that so long as no Event of Default exists, the Borrower shall not be required to reimburse the Agent for such audits or appraisals more frequently than twice in any 12-month period,”

12. Section 7.9 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a)	Maintain EBITDA (for the two (2) consecutive fiscal quarters then ending) as of the last day of each fiscal quarter of not less than fifty percent (50%) of the Projected EBITDA. “Projected EBITDA” shall mean EBITDA for the two (2) consecutive fiscal quarters ending on the applicable date of determination, determined on a pro forma basis pursuant to (i) for the Fiscal Year ending December 31, 2015, a forecast previously delivered to the Agent by the Borrower and approved by the Borrower’s Board of Directors and (ii) for each Fiscal Year thereafter, a forecast delivered by the Borrower to the Agent by January 31 of the applicable Fiscal Year and approved by the Borrower’s Board of Directors, which amount under this clause (ii) shall be reasonably acceptable to the Agent and the Majority Lenders; provided that, if the Projected EBITDA as of any applicable date of determination under this clause (ii) is not acceptable to the Agent and the Majority Lenders after consultation with the Borrower (such acceptance not to be unreasonably withheld or delayed), then the Agent shall determine in its reasonable discretion the minimum EBITDA requirement for this Section 7.9(a), taking into account the forecast delivered to the Agent by the Borrower and after consultation with the Borrower.

(b)	Borrower shall maintain at all times a Liquidity Ratio of not less than 1.50 to 1.00.”

13. Section 7.14 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“7.14 Accounts. Maintain all primary U.S. depository and operating accounts, treasury management services related to Lender Products, and primary investment accounts of any Credit Party with Agent and the Lenders; provided that, with respect to any accounts maintained with any financial institution other than the Agent, such Credit Party (i) shall cause to be executed and delivered an account control agreement in form and substance satisfactory to the Agent and (ii) has taken all other steps necessary, or in the opinion of the Agent, desirable to ensure that the Agent has a perfected security interest in such account; provided further that the Borrower may maintain accounts with East West Bank that have been opened prior to the Sixth Amendment Effective Date (the “Existing EWB Accounts”) and such Cash in the Existing EWB Accounts shall be included in the calculation of the Liquidity Ratio in Section 7.9(b) of this Agreement, so long as on or before April 30, 2015, the Borrower shall have either (x) closed all Existing East West Bank Accounts and transferred the funds to an account or accounts at Comerica Bank or (y) caused to be executed and delivered an account control agreement, in form and substance satisfactory to Agent, covering all Existing East West Bank Accounts.

14. Section 7.20 of the Credit Agreement is hereby deleted in its entirety.

15. Clause (d) of Section 8.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(d) Liens on the accounts receivable of the NeoPhotonics Dongguan Co., Ltd. and NeoPhotonics (China) Co., Ltd. securing the Debt described in Section 8.1(i) hereof and Liens on the Japanese Real Property and other property of a Foreign Subsidiary requested by a refinancing lender to refinance the Liens granted to Seller in connection with the Rohm Acquisition, and any refinancing thereof (provided that each such refinancing shall be by a Foreign Subsidiary, and not guaranteed by the Borrower or any Domestic Subsidiary), in each case conducted while no Default or Event of Default has occurred and is continuing; and”

16. Section 8.2 of the Credit Agreement is hereby amended to delete the word “and” at the end of clause (h), add the word “and” after the semicolon (“;”) at the end of clause (i), and add the following as new clause (j):

“(j) Liens on assets of any Foreign Subsidiary to secure Debt permitted pursuant to Section 8.1(p).”

17. Clause (h) of Section 8.4 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(h) (i) Asset Sales (exclusive of asset sales permitted pursuant to all other subsections of this Section 8.4) in which the sales price is at least equal to the fair market value of the assets sold and the consideration received is cash or cash equivalents or Debt of any Credit Party being assumed by the purchaser, provided that the aggregate amount of such Asset Sales does not exceed $5,000,000 in any Fiscal Year and no Default or Event of Default has occurred and is continuing at the time of each such sale (both before and after giving effect to such Asset Sale), and (ii) other Asset Sales approved by the Majority Lenders in their sole discretion;”

18. Section 8.6 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“8.6 Limitation on Capital Expenditures. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any expenditure in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations) except for Capital Expenditures, the amount of which in any Fiscal Year shall not exceed $25,000,000.”

19. Section 8.10(ii)(a) is hereby amended and restated in its entirety as follows:

“(a) negative pledges incurred or provided in favor of any holder of Debt permitted under Section 8.1(c) solely to the extent any such negative pledge relates to the property financed by or the subject of such Debt or provided in favor of any holder of Debt permitted under Section 8.1(p);”

20. Section 9.1(c) of the Credit Agreement is hereby amended to delete the reference to “7.20.”

21. Section 11.8 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“11.8 Reserved.”

22. Clause (B) of Section 13.10(b)(ii) is hereby amended and restated in its entirety as follows:

“(B) postpone any date fixed for any payment of principal of, or interest on, any outstanding Indebtedness or any Fees or other amounts payable hereunder,”

23. Existing Schedule 1.1 to the Credit Agreement is hereby deleted and replaced with revised Schedule 1.1 attached hereto as Attachment 1.

24. Existing Schedule 1.2 to the Credit Agreement is hereby deleted and replaced with revised Schedule 1.2 attached hereto as Attachment 2.

25. Existing Exhibit A (Form of Request for Revolving Credit Advance) to the Credit Agreement is hereby deleted and replaced with revised Exhibit A attached hereto as Attachment 3.

26. Existing Exhibit D (Form of Request for Swing Line Advance) to the Credit Agreement is hereby deleted and replaced with revised Exhibit D attached hereto as Attachment 4.

27. Existing Exhibit J (Form of Covenant Compliance Report) to the Credit Agreement is hereby deleted and replaced with revised Exhibit J attached hereto as Attachment 5.

28. The Security Agreement is hereby amended as follows:

(a)	The following language is hereby deleted in its entirety from Section 6.3(b) of the Security Agreement:

“The Blocked Cash Collateral Account shall constitute a “Cash Collateral Account” for purposes of this Section 6.3(b).”

(b)	Exhibit A to the Security Agreement is hereby amended to delete the following language in its entirety:

“(including, without limitation, the Blocked Cash Collateral Account)”

29. This Amendment shall become effective (according to the terms hereof) on the date (the “Amendment Effective Date”) that the following conditions have been fully satisfied by Borrower:

(a)	Agent shall have received counterpart signature pages to this Amendment, duly executed and delivered by Agent, Borrower and the Lenders;

(b)	Borrower shall have repaid all outstanding principal and accrued interest due under the Term Loan;

(c)	Agent shall have received a signature page to the replacement Revolving Credit Note, duly executed and delivered by the Borrower;

(d)	Agent shall have received counterpart signature pages to the Confirmation of Payoff and Release for East West Bank, duly executed and delivered by Agent, East West Bank and Borrower;

(e)	Agent shall have received certification from Borrower that it has taken all necessary actions to authorize this Amendment and the Loan Documents delivered herewith, supported by appropriate resolutions, that no consents or other authorizations of any third parties are required in connection therewith, and that either there have been no changes in the organizational documents previously delivered to Agent or that true and accurate copies of organizational documents are being provided to Agent with the certificate; and

(f)	Borrower shall have paid to Agent and the Lenders all reasonable costs and expenses, if any, that are due and owing to Agent and the Lenders as of the date of this Amendment;

30. Borrower hereby represents and warrants that, after giving effect to the amendments to the Credit Agreement and the Security Agreement contained herein, (a) the execution and delivery of this Amendment are within such party’s corporate or limited liability company powers, have been duly authorized, are not in contravention of any law applicable to such party or the terms of its organizational documents, and except as have been previously obtained do not require the consent or approval, material to the amendments contemplated in this Amendment, of any governmental body, agency or authority, and this Amendment and the Credit Agreement and the Security Agreement (in each case, as amended herein) will constitute the valid and binding obligations of such undersigned party, enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), (b) the representations and warranties set forth in Article 6 of the Credit Agreement and Article 3 of the Security Agreement are true and correct in all material respects on and as of the date hereof (other than any representation or warranty that expressly speaks only as of a certain date), and (c) as of the Amendment Effective Date, no Default or Event of Default shall have occurred and be continuing.

31. Except as specifically set forth above, this Amendment (i) shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement (including without limitation all conditions and requirements for Advances and any financial covenants), any of the Notes issued thereunder, the Security Agreement or any of the other Loan Documents; and (ii) shall not constitute a waiver or release by Agent or the Lenders of any right, remedy, Default or Event of Default under or a consent to any transaction not meeting the terms and conditions of the Credit Agreement, any of the Notes issued thereunder, the Security Agreement or any of the other Loan Documents. Furthermore, this Amendment shall not affect in any manner whatsoever any rights or remedies of the Lenders with respect to any other non-compliance by Borrower with the Credit Agreement, the Security Agreement or the other Loan Documents, whether in the nature of a Default or Event of Default, and whether now in existence or subsequently arising, and shall not apply to any other transaction.

32. Borrower and each other Credit Party hereby acknowledges and agrees that this Amendment and the amendments contained herein do not constitute any course of dealing or other basis for altering (i) any obligation of Borrower, any other Credit Party or any other party or (ii) any rights, privilege or remedy of the Lenders under the Credit Agreement, the Security Agreement, any other Loan Document, any other agreement or document, or any contract or instrument.

33. Except as specifically defined to the contrary herein, capitalized terms used in this Amendment shall have the meanings set forth in the Credit Agreement.

34. This Amendment may be executed in counterparts in accordance with Section 13.9 of the Credit Agreement and Section 7.8 of the Security Agreement.

35. This Amendment shall be construed in accordance with and governed by the laws of the State of California, without regard to principles of conflict of laws that would result in the application of the laws of a different jurisdiction.

IN WITNESS WHEREOF, Borrower, the Lenders and Agent have each caused this Amendment to be executed by their respective duly authorized officers or agents, as applicable, all as of the date first set forth above.

COMERICA BANK, as Agent and sole Lender

By:	/s/ Robert Shutt
Name:	Robert Shutt
Title:	Senior Vice President

Signature Page to Sixth Amendment to Credit Agreement and Amendment to Security Agreement

IN WITNESS WHEREOF, Borrower, the Lenders and Agent have each caused this Amendment to be executed by their respective duly authorized officers or agents, as applicable, all as of the date first set forth above.

NEOPHOTONICS CORPORATION

By:	/s/ Clyde R. Wallin
Name:	Clyde R. Wallin
Title:	Senior Vice President and Chief Financial Officer

Signature Page to Sixth Amendment to Credit Agreement and Amendment to Security Agreement

Attachment 1

Schedule 1.1

Applicable Margin Grid

Revolving Credit and Term Loan Facility

(basis points per annum)

Basis for Pricing	Applicable Margin
REVOLVING CREDIT
Facility Fee	20
LIBOR Margin	275
All-In-Spread	295
Letter of Credit Fees	250
Base Rate Margin	175

Attachment 2

Schedule 1.2

Percentages and Allocations

Revolving Credit and Term Loan Facilities

LENDERS	REVOLVING CREDIT PERCENTAGE	REVOLVING CREDIT ALLOCATIONS	WEIGHTED PERCENTAGE
Comerica Bank	100%	$25,000,000	100%
TOTALS	100%	$25,000,000	100%

Attachment 3

EXHIBIT A

FORM OF REQUEST FOR REVOLVING CREDIT ADVANCE

No.	Dated: , 201

To:	Comerica Bank (“Agent”)

Re:	Revolving Credit and Term Loan Agreement made as of the 21st day of March, 2013 (as amended, restated or otherwise modified from time to time, “Credit Agreement”), by and among the financial institutions from time to time signatory thereto (individually a “Lender,” and any and all such financial institutions collectively the “Lenders”), Comerica Bank, as Administrative Agent for the Lenders (in such capacity, the “Agent”), and NeoPhotonics Corporation, a Delaware corporation (“Borrower”)

Pursuant to the terms and conditions of the Credit Agreement, Borrower hereby requests an Advance from Lenders, as described herein:

(A)	Date of Advance: , 201

(B)	☐ (check if applicable)

This Advance is or includes a whole or partial refunding/conversion of:

Advance No(s).

(C)	Type of Advance (check only one):

☐ Base Rate Advance

☐ Eurodollar-based Advance

(D)	Amount of Advance:

$

(E)	Interest Period (applicable to Eurodollar-based Advances)

                 months

(F)	Disbursement Instructions

☐ Comerica Bank Account No.

☐ Other:

Borrower certifies to the matters specified in Section 2.3(f) of the Credit Agreement.

[Signature Page Follows]

Capitalized terms used herein, except as defined to the contrary, have the meanings given them in the Credit Agreement.

NEOPHOTONICS CORPORATION

By:

Its:

Agent Approval:

Attachment 4

EXHIBIT D

FORM OF REQUEST FOR SWING LINE ADVANCE

No.	Dated: , 201

To:	Comerica Bank (“Swing Line Lender”)

Re:	Revolving Credit and Term Loan Agreement made as of the 21st day of March, 2013 (as amended, restated or otherwise modified from time to time, “Credit Agreement”), by and among the financial institutions from time to time signatory thereto (individually a “Lender,” and any and all such financial institutions collectively the “Lenders”), Comerica Bank, as Administrative Agent for the Lenders (in such capacity, the “Agent”), and NeoPhotonics Corporation, a Delaware corporation (“Borrower”)

Pursuant to the terms and conditions of the Credit Agreement, Borrower hereby requests an Advance from the Swing Line Lender, as described herein:

(A)	Date of Advance:

(B)	☐ (check if applicable)

This Advance is or includes a whole or partial refunding/conversion of:

Advance No(s).

(C)	Type of Advance (check only one):

☐ Base Rate Advance

☐ Quoted Rate Advance

(D)	Amount of Advance:

$

(E)	Interest Period (applicable to Quoted Rate Advances)

                days

(F)	Disbursement Instructions

☐ Comerica Bank Account No.

☐ Other:

Borrower certifies to the matters specified in Section 2.5(c)(vi) of the Credit Agreement.

Capitalized terms used herein, except as defined to the contrary, have the meanings given them in the Credit Agreement.

NEOPHOTONICS CORPORATION

By:

Its:

Agent Approval:

Attachment 5

EXHIBIT J

FORM OF COVENANT COMPLIANCE REPORT

TO:	Comerica Bank, as Agent

RE:	Revolving Credit and Term Loan Agreement made as of the 21st day of March, 2013 (as amended, restated or otherwise modified from time to time, “Credit Agreement”), by and among the financial institutions from time to time signatory thereto (individually a “Lender,” and any and all such financial institutions collectively the “Lenders”), Comerica Bank, as Administrative Agent for the Lenders (in such capacity, the “Agent”), and NeoPhotonics Corporation, a Delaware corporation (“Borrower”)

This Covenant Compliance Report (“Report”) is furnished pursuant to Section 7.2(a) of the Credit Agreement and sets forth various information as of                     , 20         (the “Computation Date”).

1. Minimum EBITDA (Section 7.9(a)). On the Computation Date, EBITDA, which is required to be not less than fifty percent (50%) of the Projected EBITDA of $        , was $        , as computed in the supporting documents attached hereto as Schedule 1.

2. Liquidity Ratio (Section 7.9(b)). On the Computation Date, the Liquidity Ratio, which is required to be not less than 1.50 to 1.00, was          to 1.00, as computed in the supporting documents attached hereto as Schedule 2.

3. Capital Expenditures (Section 8.6). On the Computation Date, Capital Expenditures, which were required to be not more than $25,000,000 in the aggregate for the Fiscal Year in which the Computation Date occurs, were $         in the aggregate to date for such fiscal Year, as evidenced in the supporting documentation attached as Schedule 3.

The Borrower hereby certifies that:

A. To the best of my knowledge, all of the information set forth in this Report (and in any Schedule attached hereto) is true and correct in all material respects.

B. To the best of my knowledge, the representation and warranties of the Credit Parties contained in the Credit Agreement and in the Loan Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on and at the date hereof, except to the extent that such representations and warranties expressly relate to an earlier specific date, in which case such representations and warranties were true and correct in all material respects as of the date when made.

C. I have reviewed the Credit Agreement and this Report is based on an examination sufficient to assure that this Report is accurate.

D. To the best of my knowledge, except as stated in Schedule 4 hereto (which shall describe any existing Default or Event of Default and the notice and period of existence thereof and any action taken with respect thereto or contemplated to be taken by Borrowers or any other Credit Party), no Default or Event of Default has occurred and is continuing on the date of this Report.

Capitalized terms used in this Report and in the Schedules hereto, unless specifically defined to the contrary, have the meanings given to them in the Credit Agreement.

IN WITNESS WHEREOF, this Report has been executed and delivered by the Borrower this      day of                     , 201    .

NEOPHOTONICS CORPORATION

By:

Its: